                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-56154

PROSPECTUS
----------

                                2,881,980 SHARES

                                 [AETHER LOGO]

                                  COMMON STOCK



                             ----------------------

        The stockholders of Aether Systems, Inc. named in this prospectus are offering and selling up to 2,881,980 shares of Aether's common stock. The selling stockholders obtained their shares in connection with our acquisitions of Cerulean Technology, Inc., Riverbed Technologies, Inc. or RTS Wireless, Inc. We will receive none of the proceeds from the sale of shares of common stock by the selling stockholders. We have agreed to bear the expenses of registration of the shares in this prospectus.

        The selling stockholders may offer their shares through public or private transactions, on or off the Nasdaq National Market at prevailing market prices or at privately negotiated prices. They may make sales directly to purchasers or to or through brokers, agents, dealers or underwriters. The selling stockholders will bear all commissions, and other compensation paid to brokers in connection with the sale of their shares.

        Our shares are traded on the Nasdaq National Market under the symbol "AETH." On July 30, 2001, the closing sale price of shares of our common stock was $11.11 per share.

        INVESTING IN THE COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 OF THIS PROSPECTUS.



                             ----------------------

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ----------------------

                 The date of this prospectus is July 31, 2001.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
About Aether Systems........................................      3
Risk Factors................................................      4
Forward-Looking Statements..................................      5
Use of Proceeds.............................................      5
Selling Stockholders........................................      6
Plan of Distribution........................................     10
Legal Matters...............................................     11
Experts.....................................................     11
Where You Can Find More Information.........................     11

                              ABOUT AETHER SYSTEMS

     Aether provides technologies that enable businesses to extend their data and commercial transactions to wireless and mobile handheld devices. At the core of Aether is a comprehensive family of software products, which we refer to as our wireless technology foundation, upon which all types of wireless systems for businesses can be built. Our wireless technology foundation includes wireless integration, mobile data management and wireless infrastructure software products. We add to this foundation individual technology components which include our wireless data engineering and development services, wireless data hosting, product fulfillment and customer support. These components can be used separately or in various combinations to extend existing and future business applications to any handheld device over any wireless network.

     The wireless technology foundation gives businesses, systems integrators and developers the ability to quickly create, deploy and manage wireless solutions across multiple carrier networks and types of devices. Customers may choose specific wireless products or services, or have Aether build and manage a comprehensive wireless solution. In every case, Aether's flexibility to adapt to a wide variety of systems protects businesses from "betting" on technologies in a rapidly changing wireless environment.

     Our strategy. Our strategy is to be the dominant provider in the United States and internationally of wireless data services and systems to corporations by using our engineering expertise, our software products, our hosted solutions and our other resources. We believe our capabilities and experience have established us as an early market leader in wireless data services, and a key element of our strategy is to move quickly into new opportunities to extend our leadership position. Our strategy also includes the following other key elements:

     - maximize licensing revenue from our mobile data and wireless software;

     - win and retain contracts to develop and operate wireless data systems for large businesses;

     - extend the industries and markets to which we provide wireless data systems and service;

     - extend our services to new markets through engineering and strategic consulting services to businesses that are exploring the implementation of a wireless data system;

     - maintain and strengthen relationships with suppliers and customers; and

     - participate in non-core markets through investments and partnerships.

     Other information. We are a Delaware corporation. Our principal executive offices are located at 11460 Cronridge Drive, Owings Mills, Maryland 21117, and our telephone number is (410) 654-6400. We maintain a Web site at www.aethersystems.com. Information contained in our Web site does not constitute a part of this prospectus. All references to "we," "us," "our" or "Aether" in this prospectus mean Aether Systems, Inc. and its subsidiaries or predecessors.

                                  RISK FACTORS

     Investing in our common stock involves risks. You should carefully consider the following risks together with the other information contained in this prospectus and all the information incorporated by reference before deciding to buy our common stock. A list of factors affecting our operating results is incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2000. The risks below relate solely to this offering.

OUR STOCK PRICE, LIKE THAT OF MANY TECHNOLOGY COMPANIES, HAS BEEN, AND MAY CONTINUE TO BE, VOLATILE.

     The market price of our common stock has been highly volatile and is likely to continue to be highly volatile. The trading price of our common stock has fluctuated from a high of $180.25 to a low of $7.39 in the one year prior to the date of this prospectus. We are involved in a highly visible, rapidly changing industry and stock prices in our and similar industries have risen and fallen in response to a variety of factors, including:

     - announcements of new wireless data communications technologies and new providers of wireless data communications;

     - acquisitions of or strategic alliances among providers of wireless data communications;

     - changes in recommendations by securities analysts regarding the results or prospects of providers of wireless data communications; and

     - changes in investor perceptions of the acceptance or profitability of wireless data communications.

SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY DEPRESS OUR SHARE PRICE.

     As of July 15, 2001, we had outstanding 40,670,858 shares of common stock. Sales of a substantial number of our shares of common stock in the public market -- or the expectation of such sales -- could cause the market price of our common stock to drop. All the shares sold pursuant to this prospectus will be, and the shares sold in our initial public offering, our offering in March 2000, our September 2000 offering and the October 2000 shelf registration, are freely tradable. In addition to the shares covered by this prospectus and 170,852 shares covered by another prospectus, we have agreed to register the resale of 12,256,189 shares upon demand. An additional 12,458,375 shares (including some of the shares subject to registration rights) are currently eligible for sale, subject to a limitation on the number of shares that can be sold in any three-month period.

     We filed a registration statement to register all shares of common stock that were issued to our employees under our equity incentive plan and intend to file future registration statements. Shares issued upon exercise of stock options will be eligible for resale in the public market without restriction. As of July 15, 2001, options and warrants to purchase 4,310,276 shares of our common stock and 716,720 shares of restricted stock were issued and outstanding and covered by the registration statement. In addition, warrants to purchase 893,665 additional shares were issued and outstanding on that date.

THE STOCKHOLDER AGREEMENT AMONG OUR MAJOR STOCKHOLDERS HAS THE EFFECT OF ALLOWING THEM TO NOMINATE SIX OF OUR SEVEN DIRECTORS, WHICH LIMITS THE ABILITY OF NEW INVESTORS TO INFLUENCE CONTROL OF AETHER.

     NexGen Technologies, L.L.C., Telcom-ATI Investors, L.L.C. and Reuters MarketClip Holdings Sarl, a subsidiary of Reuters Group Plc. -- who together hold 24.3% of the shares of our common stock -- entered into a stockholder agreement that governs voting for our directors. The agreement provides that each party will vote all of its shares for one director nominated by NexGen, two directors nominated by Telcom-ATI Investors, two directors nominated jointly by NexGen and Telcom-ATI Investors and one director nominated by Reuters. As a result, six directors of our board may be nominated by these major stockholders, though Telcom-ATI Investors waived its rights in the most recent election of directors. As we currently have authorized only seven directors, the voting rights of our stockholders other than these major stockholders may effectively be meaningfully exercised only in connection with the election of one of our directors. In addition to its effect on the voting rights of our new investors, the stockholder agreement could have the effect of delaying or preventing a change in control.

WE HAVE ANTI-TAKEOVER DEFENSES THAT COULD DELAY OR PREVENT AN ACQUISITION OF AETHER AND COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

     Provisions of our certificate of incorporation and bylaws and provisions of Delaware law could delay, defer or prevent an acquisition or change of control of Aether or otherwise adversely affect the price of our common stock. For example, our bylaws limit the ability of stockholders to call a special meeting. Moreover, our certificate of incorporation permits our board to issue shares of preferred stock without stockholder approval, which means that the board could issue shares with special voting rights or other provisions that could deter a takeover. In addition to delaying or preventing an acquisition, the issuance of a substantial number of preferred shares could adversely affect the price of our common stock.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "pending," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "predicts," "estimates" and similar expressions, although not all forward-looking statements are identified by these words. These forward-looking statements are subject to a number of risks, uncertainties and assumptions about Aether and our industry, including those we describe and incorporate by reference in the "Risk Factors" section of this prospectus. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                USE OF PROCEEDS

     This prospectus relates to shares of our common stock being offered and sold for the accounts of the selling stockholders named in this prospectus. We will not receive any proceeds from the shares sold pursuant to this prospectus.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of our common stock as of July 15, 2001, as adjusted to reflect the sale of 2,881,980 shares of common stock pursuant to this prospectus, as to each stockholder selling shares of our common stock pursuant to this prospectus.

     Except as indicated in the footnotes to this table and under applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock. For the purposes of calculating percent ownership as of July 15, 2001, 40,670,858 shares were issued and outstanding.

     The persons selling shares pursuant to this prospectus may include pledgees, donees, transferees or other successors in interest of the persons identified below as selling stockholders.

                                                   OWNERSHIP OF         SHARES OF        OWNERSHIP OF
                                                 SHARES BEFORE THE       COMMON        SHARES AFTER THE
                                                    OFFERING(1)           STOCK         OFFERING(1)(3)
                                                 -----------------   COVERED BY THIS   -----------------
             SELLING STOCKHOLDERS                NUMBER    PERCENT    PROSPECTUS(2)    NUMBER    PERCENT
             --------------------                -------   -------   ---------------   -------   -------
Columbia Riverbed Partners, LLC................  559,279   1.4%          559,279            0      *
Columbia Capital Equity Partners II (QP),
  L.P. ........................................  514,309   1.3%          514,309            0      *
George Abraham.................................      331     *               331            0      *
Albert Abramson................................    5,296     *             5,296            0      *
Linda Beers....................................    2,648     *             2,648            0      *
Berman Enterprises, L.P........................    9,003     *             9,003            0      *
Gary Berman....................................    5,296     *             5,296            0      *
Dennis Berman..................................    5,296     *             5,296            0      *
Delores K. Berman Revocable Trust..............    3,177     *             3,177            0      *
Helene E. Berman Revocable Trust...............    3,177     *             3,177            0      *
Eric Billings..................................    2,648     *             2,648            0      *
James H.R. Brady...............................      662     *               662            0      *
Graeme Bush....................................    3,177     *             3,177            0      *
Lawrence Cirka.................................    5,296     *             5,296            0      *
Neil Cohen.....................................    5,296     *             5,296            0      *
Colony Partners................................    5,296     *             5,296            0      *
CNF Investment, LLC(4).........................   42,365     *            42,365            0      *
  Clark Enterprises, Inc.......................   29,655     *            29,655            0      *
  Robert Flanagan..............................    4,236     *             4,236            0      *
  Lawrence Nossdorf............................    4,237     *             4,237            0      *
  A. James Clark...............................    4,237     *             4,237            0      *
Cyclops Family Partnership.....................    2,648     *             2,648            0      *
Andrew Dixon...................................    1,059     *             1,059            0      *
Andrew & Jean Dixon............................    1,059     *             1,059            0      *
Robert Duvall..................................    2,648     *             2,648            0      *
Michael Epstein................................    5,296     *             5,296            0      *
Samantha Epstein IRR Trust.....................    1,059     *             1,059            0      *
Marshall Ezralow IRA...........................    5,296     *             5,296            0      *
Investment Management Inc......................   10,088     *            10,088            0      *
FBR Venture Capital Managers, Inc..............   56,590     *            56,590            0      *
Robert Feinstein...............................    6,355     *             6,355            0      *
Kenneth O. Frederick...........................    2,648     *             2,648            0      *
Emanuel Friedman...............................    6,355     *             6,355            0      *
Grass Roots Investment Fund....................    2,648     *             2,648            0      *
Robert Hartheimer..............................    1,059     *             1,059            0      *
David Hilal....................................      662     *               662            0      *
Richard Horstmann..............................    1,059     *             1,059            0      *
Karfunkel Family Foundation....................   10,591     *            10,591            0      *
Kettle Family, L.P.............................   10,591     *            10,591            0      *
James Kleeblatt................................      530     *               530            0      *

                                                   OWNERSHIP OF         SHARES OF        OWNERSHIP OF
                                                 SHARES BEFORE THE       COMMON        SHARES AFTER THE
                                                    OFFERING(1)           STOCK         OFFERING(1)(3)
                                                 -----------------   COVERED BY THIS   -----------------
             SELLING STOCKHOLDERS                NUMBER    PERCENT    PROSPECTUS(2)    NUMBER    PERCENT
             --------------------                -------   -------   ---------------   -------   -------
Lerner Family Foundation, Inc..................   10,591     *            10,591            0      *
Kenneth Logue..................................    1,589     *             1,589            0      *
Walter & Delaney Lundberg......................    1,059     *             1,059            0      *
John F. Mangan, Jr. ...........................    1,589     *             1,589            0      *
Mario M. Morino Trust..........................   10,591     *            10,591            0      *
Robert J. Martin...............................      662     *               662            0      *
Milloy Family Technology Partnership, L.P......    4,236     *             4,236            0      *
Dominic Ng.....................................    1,059     *             1,059            0      *
B.F. Saul Company Employees' Profit Sharing
  Retirement Trust.............................   21,183     *            21,183            0      *
Raymond Rice...................................    1,589     *             1,589            0      *
Suzanne Richardson.............................    3,707     *             3,707            0      *
RJA Property Company, LLC......................      702     *               702            0      *
RNR, LLC.......................................   29,126     *            29,126            0      *
Riyad & Madeleine Said.........................      794     *               794            0      *
Thomas Scott...................................    5,296     *             5,296            0      *
Alan Shusterman................................    2,118     *             2,118            0      *
Cal Simmons....................................   10,591     *            10,591            0      *
Gordon V. and Helen C. Smith Foundation........   10,591     *            10,591            0      *
South Ferry #2, L.P............................   42,365     *            42,365            0      *
Charles Vance..................................   21,183     *            21,183            0      *
Edward Wheeler.................................      794     *               794            0      *
Wolfson Equities L.P...........................   10,591     *            10,591            0      *
Gregory M. Wong................................      993     *               993            0      *
WR&F Associates IV Pool 2(5)...................    6,355     *             6,355            0      *
  Bruce Joseph.................................      529     *               529            0      *
  John Wyss....................................      529     *               529            0      *
  James Wallace................................    1,062     *             1,062            0      *
  Richard Bodorff..............................      529     *               529            0      *
  Richard McConnell............................      529     *               529            0      *
  William Baker................................      529     *               529            0      *
  Bert Rein....................................    1,061     *             1,061            0      *
  John Bartlett................................      529     *               529            0      *
  Fred Fielding................................      529     *               529            0      *
  Walter Andrew................................      529     *               529            0      *
Alan L. & Irene V. Wurtzel Revocable Trust.....    2,648     *             2,648            0      *
Peter T. Young.................................    1,059     *             1,059            0      *
Gene Riechers..................................   40,893     *            40,893            0      *
Hooks Johnston.................................   26,203     *            26,203            0      *
Scott Frederick................................    6,551     *             6,551            0      *
Harry Weller...................................    6,551     *             6,551            0      *
Alvin L. Ring..................................  181,819     *           139,991       41,828      *
Spencer Kravitz(6).............................  372,390     *           286,720       85,670      *
Jay Moskowitz(6)...............................  372,939     *           287,143       85,796      *
Bruce Laskin(7)................................   70,853     *            54,553       16,300      *
Michael Druckman...............................   10,985     *             8,458        2,527      *
Alan Kuritsky..................................    1,647     *             1,268          379      *
America Online.................................   61,235     *            61,235            0      *
Monsoon Ventures LLC...........................  129,578     *           129,578            0      *
Monsoon Management Inc. .......................   47,366     *            47,366            0      *
Chemical Investments, Inc. ....................    8,711     *             8,711            0      *
Sandra Laskin, as Custodian for Michael Jacob
  Laskin.......................................      300     *               300            0      *

                                                   OWNERSHIP OF         SHARES OF        OWNERSHIP OF
                                                 SHARES BEFORE THE       COMMON        SHARES AFTER THE
                                                    OFFERING(1)           STOCK         OFFERING(1)(3)
                                                 -----------------   COVERED BY THIS   -----------------
             SELLING STOCKHOLDERS                NUMBER    PERCENT    PROSPECTUS(2)    NUMBER    PERCENT
             --------------------                -------   -------   ---------------   -------   -------
Sandra Laskin, as Custodian for David Laskin...      300     *               300            0      *
Rhonda Greenstein Kravitz, as Custodian for
  Evan Kravitz.................................      599     *               599            0      *
Rhonda Greenstein Kravitz, as Custodian for
  Ariel Kravitz................................      599     *               599            0      *
Leonard Fremont................................       60     *                60            0      *
Debbie Moskowitz, as Custodian for Erik
  Moskowitz....................................      300     *               300            0      *
Debbie Moskowitz, as Custodian for Leah
  Danielle.....................................      300     *               300            0      *
U.S. Information Technology No. 2 Investment
  Enterprise Partnership.......................   54,082     *            48,272        5,810      *
Atlas Venture Fund II, L.P. ...................  123,280     *           110,035       13,345      *
Commonwealth Capital Ventures..................   67,755     *            60,477        7,278      *
OneLiberty Fund III, L.P. .....................   24,488     *            21,858        2,630      *
Gilde International B.V. ......................      202     *               181           21      *
Adams Harkness & Hill Partner Fund.............    7,261     *             6,482          779      *
Robert Davoli and Eileen McDonagh..............    4,908     *             4,382          526      *
Robert Davoli..................................      924     *               825           99      *
Gardner Hendrie................................    8,217     *             7,336          881      *
Robert Badavas.................................    9,625     *             8,592        1,033      *
Thomas R. Holler...............................    1,282     *             1,145          137      *
William J. Reich...............................      482     *               431           51      *
William C. Poellmitz...........................      482     *               431           51      *

---------------

 *  Less than 1%.

(1) Assuming none of the shares covered by another prospectus are sold. The other prospectus covers the sale of the following amount of shares for each of the following selling stockholders:

                  SELLING STOCKHOLDERS                    SHARES OF COMMON STOCK
                  --------------------                    ----------------------
Alvin L. Ring...........................................          17,990
Spencer Kravitz.........................................          36,847
Jay Moskowitz...........................................          36,902
Bruce Laskin............................................           7,011
Michael Druckman........................................           1,087
Alan Kuritsky...........................................             163

(2) These shares are in addition to the shares covered by another prospectus as set forth in footnote 1.

(3) Assuming all of the shares covered by this prospectus are sold.

(4) CNF Investments LLC currently owns all of the 42,365 shares of common stock shown as being held by it. From time to time, CNF Investments LLC may distribute a portion or all of its shares to the four selling stockholders identified below CNF Investments LLC, and the number of shares shown opposite each such name is the maximum number of shares that might be distributed to such person and the maximum number of shares that may be offered by them under this prospectus.

(5) WR&F Associates IV Pool 2 currently owns all of the 6,355 shares of common stock shown as being held by it. From time to time, WR&F Associates IV Pool 2 may distribute a portion or all of its shares to the 10 selling stockholders identified below WR&F Associates IV Pool 2, and the number of shares shown opposite each such name is the maximum number of shares that might be distributed to such person and the maximum number of shares that may be offered by them under this prospectus.

(6) Spencer Kravitz and Jay Moskowitz have each agreed not to sell or otherwise transfer the shares registered under this registration statement and another registration statement, until the dates and in the amounts indicated below:

                                               OCTOBER 1,   JAN. 1,   APRIL 1,   JULY 1,   OCTOBER 1,
                                                  2001       2002       2002      2002        2002
                                               ----------   -------   --------   -------   ----------
        Kravitz..............................    53,928     53,928     53,928    53,928      53,927
        Moskowitz............................    54,007     54,008     54,007    54,008      54,007

     As of the date of this prospectus, Spencer Kravitz and Jay Moskowitz may sell 53,298 shares and 54,008 shares, respectively, of the aggregate number of shares registered under this registration statement and another registration statement.

(7) Bruce Laskin has agreed not to sell or otherwise transfer shares registered under this registration statement and another registration statement, except that as of the date of this prospectus 15,391 shares will be eligible for sale; 15,391 shares will be eligible for sale on October 1, 2001; 15,391 shares will be eligible for sale on January 1, 2002; and 15,391 shares will be eligible for sale on April 1, 2002.

                              PLAN OF DISTRIBUTION

     We have been advised that the selling stockholders (and their pledgees, donees, transferees and other successors in interest) may offer shares of common stock from time to time depending on market conditions and other factors, in one or more transactions on the Nasdaq National Market, or any other national securities exchanges or over-the-counter markets on which the shares may be traded, or in negotiated transactions, at market prices prevailing at the time of sale, at prices related to those market prices, at negotiated prices or at fixed prices.

     Sales of shares of common stock by the selling stockholders may involve (i) block transactions in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (ii) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus, (iii) ordinary brokerage transactions and transactions in which a broker solicits purchasers or (iv) privately negotiated transactions. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with the distribution of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the common stock in the course of hedging the position they assume with the selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions.

     The selling stockholders may also enter into option transactions (including call or put option transactions) or other transactions with broker-dealers which require delivery to such broker-dealer of shares offered hereby, which shares such broker-dealer may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction, if necessary). The selling stockholders may also pledge shares to a broker-dealer and, upon a default, such broker-dealer may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction, if necessary). The selling stockholders may also sell the common stock through one or more underwriters on a firm commitment or best-efforts basis (with a supplement or amendment to this prospectus, if necessary). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     Brokers and dealers may receive compensation in the form of concessions or commissions from the selling stockholders and/or purchasers of shares for whom they may act as agent and/or to whom they may sell as principal (which compensation may be in excess of customary commissions). The selling stockholders and any broker or dealer that participates in the distribution of shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of shares positioned by a broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the selling stockholders, the officers, directors, partners, agents and employees of the selling stockholders, any underwriter (as defined in the Securities Act) for such selling stockholder, and each person, if any, who controls such selling stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against certain liabilities, including liabilities arising under the Securities Act or the Exchange Act. The selling stockholders may agree to indemnify any agent or broker-dealer that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

     We have advised the selling stockholders that Regulation M under the Exchange Act may apply to sales of shares and to the activities of the selling stockholders or broker-dealers in connection therewith. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock covered by this prospectus. The selling stockholders will bear any brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

                                 LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for Aether by Wilmer, Cutler & Pickering, Washington, D.C.

                                    EXPERTS

     The consolidated financial statements and schedule of Aether Systems, Inc. as of December 31, 1999 and 2000, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, which as to the year 2000, is based in part on the report of Ernst & Young, independent auditors. These reports, incorporated by reference herein, are given upon the authority of said firms as experts in accounting and auditing.

     The financial statements of LocusOne Communications, Inc. as of December 31, 1998 and 1999, and for each of the years then ended have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Riverbed Technologies, Inc. as of December 31, 1998 and 1999, and for the period from October 21, 1998 (date of inception) to December 31, 1998 and for the year ended December 31, 1999, have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Mobeo, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act and we file reports, proxy and information statements and other information with the SEC. You may read and copy all or any portion of the reports, proxy and information statements or other information we file at the SEC's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048 after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on operation of the public reference rooms. The SEC also maintains a Web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov.

     We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits to the Registration Statement. For further information with respect to Aether and our common stock offered hereby, reference is made to the Registration Statement and the exhibits filed as a part of the Registration Statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the Registration Statement. Each such statement is qualified in all respects by such reference to such exhibit. The Registration Statement, including exhibits thereto, may be inspected without charge at the locations described above, or obtained upon payment of fees prescribed by the SEC.

     The Securities and Exchange Commission also allows Aether to "incorporate by reference" information into this prospectus. This means that Aether can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document, or any future filings with the Securities and Exchange Commission made under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

     This prospectus incorporates by reference the documents listed below:

     - Aether's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2000.

     - Aether's Current Report on Form 8-K/A filed April 16, 2001, including any amendments.

     - Aether's Current Report on Form 8-K filed May 11, 2001.

     - Aether's Current Report on Form 8-K filed June 29, 2001.

     - Aether's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     - Aether's Proxy Statement on Schedule 14A dated May 25, 2001.

     - The financial statements of LocusOne Communications and Riverbed Technologies included in Aether's Registration Statement on Form S-1 (File No. 333-44566), as amended.

     - The Description of Capital Stock contained in Aether's Registration Statement on Form S-1 (Registration No. 333-45656) dated September 27, 2000, including any amendments or reports filed for the purpose of updating such description.

     - In addition, all documents subsequently filed by Aether pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference herein from their respective dates of filing.

     You may request a copy of any filings incorporated by reference in this prospectus from Aether by contacting:

                                Kevin Connelly
                                VP Finance and Accounting
                                Aether Systems, Inc.
                                11460 Cronridge Drive
                                Owings Mills, Maryland 21117
                                Telephone: (410) 654-6400

     You should rely only on the information incorporated by reference or provided in this prospectus. Aether has not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus is accurate as of any date other than the date set forth on the front cover.

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                                2,881,980 SHARES

                                 [AETHER LOGO]

                                  COMMON STOCK

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                                   PROSPECTUS
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                                 JULY 31, 2001

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